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                                                                   EXHIBIT 10.6

                                  MADISON BANK
                              AMENDED AND RESTATED
                        1998 DIRECTORS' STOCK OPTION PLAN

                                    ARTICLE I
                            ESTABLISHMENT OF THE PLAN

         Madison Bank ("Bank") hereby establishes this Amended and Restated 1998 Directors' Stock Option Plan ("Plan") upon the terms and conditions hereinafter stated.

                                   ARTICLE II
                               PURPOSE OF THE PLAN

         The purpose of this Plan is to improve the growth and profitability of the Bank by attracting and retaining qualified non-employee directors and providing such directors with a proprietary interest in the Bank through non-discretionary grants or non-qualified stock options (an "Option" or "Options") to purchase shares of the Bank's common stock, par value $1.10 per share ("Common Stock").

                                   ARTICLE III
                           ADMINISTRATION OF THE PLAN

         SECTION 3.01 ADMINISTRATION. This Plan shall be administered by the entire Board of Directors of the Bank (the "Board"). The Board shall have the power, subject to and within the limits of the expressed provisions of this Plan, to exercise such powers and to perform such acts as are deemed necessary or expedient to promote the best interests of the Bank with respect to this Plan.

         SECTION 3.02 COMPLIANCE WITH LAW AND REGULATIONS. All Options granted hereunder shall be subject to all applicable federal and state laws, rules and regulations and the approval of a majority of the Bank's shareholders at a meeting of the shareholders which vote shall be taken within 12 months of the adoption of this Plan by the Board of Directors at the next annual meeting. The Bank shall not be required to issue or deliver any certificates for shares of Common Stock prior to the completion of any registration or qualification of or obtaining of consents or approvals with respect to such shares under any federal or state law or any rule or regulation of any government body, which the Bank shall, in its sole discretion, determine to be necessary or advisable. Moreover, no Option may be exercised if such exercise or issuance would be contrary to applicable laws and regulations.

         SECTION 3.03 RESTRICTIONS ON TRANSFER. The Bank may place a legend upon any certificate representing shares acquired pursuant to an Option granted



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hereunder noting that the transfer of such shares may be restricted by applicable laws and regulations.

                                   ARTICLE IV
                                   ELIGIBILITY

         Options shall be granted pursuant to the terms hereof to each director who is not an employee of the Bank or any subsidiary of the Bank ("non-employee director"). No honorary director, advisory director, or director, emeritus shall be entitled to receive Options hereunder.

                                    ARTICLE V
                        COMMON STOCK COVERED BY THE PLAN

         SECTION 5.01 OPTION SHARES. The aggregate number of shares of Common Stock that may be issued pursuant to this Plan, subject to adjustment as provided in Article VIII, is no more than 5% of the outstanding shares of Common Stock. None of these shares shall be the subject of more than one Option at any time, but if an Option as to any shares is surrendered before exercise or expires or terminates for any reason without having been exercised in full, or for any other reason ceases to be exercisable, the number of shares covered thereby shall again become available for grant under this Plan as if no Options had been previously granted with respect to such shares.

         SECTION 5.02 SOURCE OF SHARES. The shares of Common Stock issued under this Plan shall be from authorized and previously unissued shares.

                                   ARTICLE VI
                                  OPTION GRANTS

         SECTION 6.01 OPTION GRANTS. Options to purchase shares of Common Stock shall be granted to non-employee directors of the Bank at the following times and in the following amounts:

         (i) as of the date this Plan was approved by the Board of Directors, each non-employee director of the Bank was granted an Option to purchase 10,000 shares of Common Stock; and

         (ii) on the date any person (other than a director covered by Section 6.01[i] above) is elected or appointed to the Board of Directors of the Bank for the first time, such person shall be granted an Option to purchase and amount of shares of Common Stock, as determined by the Board of Directors in its sole discretion; and


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                                   ARTICLE VII
                                  OPTION TERMS

         Each Option granted hereunder shall be on the following terms and conditions:

         SECTION 7.01 OPTION AGREEMENT. The proper officers of the Bank and each Optionee shall execute an Option Agreement which shall set forth the total number of shares of Common Stock to which it pertains, the exercise price and such other terms, conditions and provisions as are appropriate, provided that they are not inconsistent with the terms, conditions and provisions of this Plan. Each Optionee shall receive a copy of his executed Option Agreement.

         SECTION 7.02 OPTION EXERCISE PRICE. The per share exercise price at which the shares of Common Stock may be purchased upon exercise of an Option granted pursuant to Section 6.01 hereof shall be equal to the greater of: (i) the par value of a Share of Common Stock; or (ii) the Fair Market Value of a share of Common Stock as of the date of grant. For purposes of this Plan, the Fair Market Value of a share of Common Stock shall be the closing sale price of a share of Common Stock on the date in question (or, if such day is not a trading in the U.S. markets, on the nearest preceding trading day), as reported with respect to the principal market (or the composite of the markets, if more than one), or national quotation system in which such shares are then traded, or if no such closing prices are reported, the mean between the closing high bid and low asked prices of a share of Common Stock on the principal market or national quotation system then in use, or if no such quotations are available, the price furnished by a professional securities dealer making a market in such shares selected by the Board. In the absence of any over-the-counter transactions, the Fair Market Value means the highest price at which the stock has sold in an arms length transaction during the 90 days immediately preceding the grant date. In the absence of an arms length transaction during such 90 days, Fair Market Value means the book value of the common stock.

         SECTION 7.03 VESTING OR OPTIONS. Options granted to directors will vest over a five-year period at 20% per year, following the date of the grant of the stock options.

         SECTION 7.04 EXERCISE AND DURATION OR OPTIONS.

         (i) Each Option or portion thereof shall be exercisable at any time on or after six months after the date of grant until 10 years after the date of grant, provided that no Option or portion thereof may be exercised until the shareholders of the Bank have approved this Plan by such vote as may be required by applicable laws and regulations;



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         (ii)     Exception for Termination Due to Death, Disability, Retirement
                  or Resignation. If an Optionee dies while serving as a non-employee director or terminates his service as a non-employee director as a result of disability, retirement or resignation without having fully exercised his Options, the Optionee or the executors, administrators, legatees or distributees of his estate shall have the right to exercise such Options during the one-year period following such death, disability, retirement or resignation, provided that no Option shall be exercisable within six months after the date of grant or more than 10 years from the date it was granted; and

         (iii) Options granted to a non-employee director who is removed for cause pursuant to the Bank's Articles of Incorporation shall terminate as of the effective date of such removal.

         SECTION 7.05 NON-ASSIGNABILITY. Options shall not be transferable by an optionee except by will or the laws of descent and distribution, and during an Optionee's lifetime shall be exercisable only by such Optionee or the Optionee's guardian or legal representative.

         SECTION 7.06 MANNER OF EXERCISE. Options may be exercised in part or in whole and at one time or from time to time. The procedures for exercise shall be set forth in the written Option Agreement provided for in Section 7.01.

         SECTION 7.07 PAYMENT FOR SHARES. Payment in full of the purchase price for shares of Common Stock purchased pursuant to the exercise of an Option shall be made to the Bank upon exercise of the Option. Payment for shares may be made by the Optionee in cash or by check.

         SECTION 7.08 VOTING AND DIVIDEND RIGHTS. No Optionee shall have any voting or dividend rights or other rights of a shareholder in respect of any shares of Common Stock covered by an Option prior to the time that his name is recorded on the Bank's shareholder ledger as the holder of record of such shares acquired pursuant to an exercise of an Option.

                                  ARTICLE VIII
                         ADJUSTMENTS FOR CAPITAL CHANGES

         In the event of any change in the outstanding shares of Common Stock by reason of any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares, or other similar corporate change, an appropriate and proportionate adjustment shall be made in the maximum number and kind of shares as to which options may be granted under this Plan. The Board shall also make a proportionate adjustment to the number of shares of Common Stock covered by unexercised options, or portions thereof, and/or in the purchase price per share of such options, shall likewise be made



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to prevent dilution or enlargement of the rights of any participant in the Plan.
Any such adjustment in outstanding options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the option but with a corresponding adjustment in the price for each share or other unit of any security covered by the option. In making any adjustment pursuant to this
Article VIII, any fractional shares shall be disregarded.

                                   ARTICLE IX
                      AMENDMENT AND TERMINATION OF THE PLAN

         The Board may, by resolution, at any time terminate, amend or revise this Plan with respect to any shares of Common Stock as to which Options have not been granted; provided, however, that no amendment which: (i) changes the maximum number of shares that may be sold or issued under the Plan (other than in accordance with the provisions of Article VIII); or (ii) changes the class of persons that may be granted Option shall become effective until it receives the approval of the shareholders of the Bank, and further provided that the Board may determine that shareholder approval for any other amendment to this Plan may he advisable for any reason, such as for the purpose of obtaining or retaining any statutory or regulatory benefits under tax, securities or other laws or satisfying any applicable stock exchange listing requirements. The Board may not, without the consent of the holder of an Option, alter or impair any Option previously granted under this Plan as specifically authorized herein. Notwithstanding, anything contained in this Plan to the contrary, the provisions of Articles IV, VI and VII of this Plan shall not be amended more than once every six months, other than to comport with changes in the Internal Revenue Code of 1986, as amended, the Employee Retirement Income Security Act of 1974, as amended, or the rules and regulations promulgated under such statutes.

                                    ARTICLE X
                        RIGHTS TO CONTINUE AS A DIRECTOR

         Neither this Plan nor the grant of any Options hereunder nor any action taken by the Board in connection with this Plan shall create any right on the part of any non-employee director of the Bank to continue as such.

                                   ARTICLE XI
                                   WITHHOLDING

         The Bank may withhold from any cash payment made under this Plan sufficient amount to cover any applicable withholding and employment taxes, and if the amount of such cash payment is insufficient, the Bank may require the Optionee to pay to the Bank the amount required to be withheld as a condition to delivering the shares acquired pursuant to an Option.



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                                   ARTICLE XII
                        EFFECTIVE DATE OF THE PLAN; TERM

         SECTION 12.01 EFFECTIVE DATE OF THE PLAN. This Plan shall become effective upon the date of its adoption by the Board ("Effective Date"), provided that no shares of Common Stock may be issued pursuant to this Plan until this Plan is approved by the shareholders of the Bank by such vote as may be required by applicable laws and regulations.

         SECTION 12.02 TERM OF PLAN. Unless sooner terminated, this Plan shall remain in effect for a period of 10 years ending on the tenth anniversary of the Effective Date. Termination of this Plan shall not affect any Options previously granted, and such Options shall remain valid and in effect until they: (i) have been fully exercised; (ii) are surrendered; or (iii) expire or are forfeited in accordance with their terms.

                                  ARTICLE XIII
                                  MISCELLANEOUS

         SECTION 13.01 GOVERNING LAW. This Plan shall be construed under the laws of the State of Florida.

         SECTION 13.02 PRONOUNS. Wherever appropriate, the masculine pronoun shall include the feminine pronoun, and the singular shall include the plural.

                                     BOARD OF DIRECTORS

                                     By:
                                          -------------------------------------
                                          Melvin S. Cutler
                                          Chairman of the Board


                                     DATED:                            , 2000
                                           ----------------------------





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